FORM 8-A



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          ALABAMA POWER CAPITAL TRUST I
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             (Exact name of registrant as specified in its charter)


                  DELAWARE                                63-6196329
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(State of incorporation or organization)   (IRS Employer Identification No.)


600 North 18th Street, Birmingham, Alabama                       35291
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(Address of principal executive offices)                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                        Name of each exchange
Title of each class                                    on which each class is
to be so registered                                      to be so registered

7 3/8% Trust Preferred Securities                     New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:


                                     -None-



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the 7 3/8% Trust Preferred Securities (the "Preferred Securities"), of Alabama Power Capital Trust I, a Delaware business trust ("Alabama Power Capital"). A description of the Preferred Securities is contained in the Registration Statement on Form S-3, of Alabama Power Company and Alabama Power Capital, Registration Nos. 33-64125 and 33-64125-01, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a form of prospectus subsequently filed by Alabama Power Company and Alabama Power Capital pursuant to Rule 424(b) under the Securities Act. Such prospectus shall be deemed to be incorporated by reference herein.


Item 2.    Exhibits.

Exhibit Number


                1 Registration Statement on Form S-3, as amended, filed by Alabama Power Company and Alabama Power Capital (Registration Nos. 33-64125 and 33-64125-01) (the
                           "Registration Statement") (incorporated herein by reference).

                4(a) Certificate of Trust of Alabama Power Capital (designated in the Registration Statement as Exhibit 4(h) and incorporated herein by reference).

                4(b) Form of Amended and Restated Trust Agreement of Alabama Power Capital (designated in the Registration Statement as Exhibit 4(d) and incorporated herein by reference).

                4(c) Form of Subordinated Note Indenture between Alabama Power Company and Chemical Bank, as trustee (designated in the Registration Statement as Exhibit 4(a) and incorporated herein by reference).

                4(d) Form of Supplemental Indenture to Subordinated Note Indenture (designated in the Registration Statement as Exhibit 4(b) and incorporated herein by reference).

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                                                        -2-


           4(e) Form of Guarantee Agreement of Alabama Power Company with respect to the Preferred Securities (designated in the Registration Statement as Exhibit 4(g) and incorporated herein by reference).


                Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated  January 17, 1996    ALABAMA POWER CAPITAL TRUST I

                           By       ALABAMA POWER COMPANY

                           By             /s/ Wayne Boston
                                              Wayne Boston
                                          Assistant Secretary